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[LOGO] RMH TELESERVICES

                              FOR IMMEDIATE RELEASE
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 RMH TELESERVICES TO ADD 2,000 WORKSTATIONS AT NEW CUSTOMER INTERACTION CENTERS

BRYN MAWR, PA - November 12, 2001 - RMH Teleservices, Inc. (Nasdaq NMS:RMHT) today announced the planned opening of several new customer interaction centers. The company plans to add an additional 2,000 workstations primarily in Canada over the next six to nine months in order to accommodate increasing demand from both new and existing customers.

When the new expansion phase for RMH is complete, it will represent a combined 36% increase in workstation capacity over September 2001 levels and will bring RMH's total workstation count to over 7,500.

"We have moved ahead of schedule in executing our strategy of continued aggressive growth for our business units," said John Fellows, Chief Executive Officer of RMH. "By consistently providing quality solutions to our expanding blue-chip client base, we have quickly gained scale in the rapidly growing customer relationship management industry."

"These facilities will further extend the scale and diversity of our operations," added Chief Operating Officer Bob Berwanger. "We continue to build capacity in markets where we are afforded a high value, dedicated workforce. With increasing demand for our service solutions, these new facilities will allow us to properly execute our business plan in fiscal year 2002 and provide us with appropriate scale as we prepare for 2003."

The Company will provide additional guidance for fiscal year 2002 during the Company's previously announced fourth quarter financial results news release and conference call scheduled for November 13, 2001 and November 14, 2001, respectively.

About RMH Teleservices
RMH Teleservices, Inc. is a leading provider of customer relationship management services and e-commerce solutions for major corporations in the technology, telecommunications, financial services, and insurance industries. Founded in 1983, the Company is headquartered in Bryn Mawr, Pennsylvania, employs more than 8,000 associates and has approximately 5,500 workstations across 26 facilities throughout the United States and Canada. To learn more about RMH Teleservices, please reference the Company's web site at www.rmht.com.
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This news release contains forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or qualified and certain of which are discussed from time to time in the Company's filings with the Securities and Exchange Commission. The risks and uncertainties that may affect the disclosures contained herein include, but are not limited to: (i) reliance on principal client relationships in the insurance, financial services and telecommunications industries; (ii) fluctuations in quarterly results of operations due to the timing of clients' telemarketing campaigns, the commencement and expiration of contracts, unanticipated delays to the opening of new call centers and expansion of existing call centers, the amount of new business generated by the Company, changes in the Company's revenue mix among its various customers, bonus arrangements continuing to be negotiated with clients, and if negotiated, any amount being earned, the timing of additional selling, general and administrative expenses to acquire and support such new business, and changes in competitive conditions affecting the telemarketing industry; (iii) difficulties of managing growth profitably; (iv) dependence on the services of the Company's executive officers and other key operations and technical personnel; (v) changes in the availability of qualified employees; (vi) fluctuations in US dollar and Canadian dollar exchange rates; (vii) delivery on a timely basis and performance of automated call-processing systems and other technological factors; (viii) reliance on independent long-distance companies; (ix) changes in government regulations affecting the teleservices and telecommunications industries; (x) competition from other outside providers of teleservices and in-house telemarketing operations of existing and potential clients; (xi) competition from providers of other marketing formats, such as direct mail and emerging strategies such as interactive shopping and marketing over the Internet; and
(xii) the tragic events of September 11, 2001 and their aftermath.

For Additional Information, Please Contact:
RMH Teleservices, Inc.                           Investor Relations:
Scot Brunke, CFO                                 The Equity Group Inc.
sbrunke@rmhteleservices.com                      www.theequitygroup.com
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(610) 520-5300                                   Loren G. Mortman (212) 836-9604
                                                 lmortman@equityny.com
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                                                 Lauren Barbera (212) 836-9610
                                                 lbarbera@equityny.com
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